Exhibit 32

CERTIFICATION
          This Report on Form 10-Q of Tri-County Financial Corporation (the “Company”) for the quarter ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 10, 2007	By:	/s/ Michael L. Middleton
Michael L. Middleton
President, Chief Executive Officer

Date:	May 10, 2007	By:	/s/ William J. Pasenelli
William J. Pasenelli
Executive Vice President and Chief Financial Officer